Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement dated as of February 14, 2024 (this “Agreement”) is among (i) NRP (Operating) LLC (the “Borrower”), (ii) Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as administrative agent (the “Administrative Agent”) under the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, the Sixth Amendment to Third Amended and Restated Credit Agreement dated as of May 11, 2023, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, the Administrative Agent and the Lenders party thereto, and (iii) Frost Bank (the “Increasing Lender”).

Preliminary Statements

(A)      Pursuant to Section 2.18 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by agreeing with a Lender to increase that Lender’s Commitment.

(B)      The Borrower has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.18 by increasing the Commitment of the Increasing Lender from $25,000,000 to $40,000,000, and the Administrative Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Increase of Commitment.  Pursuant to Section 2.18 of the Credit Agreement, the Commitment of the Increasing Lender is hereby increased from $25,000,000 to $40,000,000.

SECTION 2.  Consent.  The Administrative Agent hereby consents to the increase in the Commitment of the Increasing Lender effectuated hereby.

SECTION 3.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 4.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Increasing Lender Credit Decision.  The Increasing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.05 of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein.  The Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 6.  Representation and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)        The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary limited liability company action and do not contravene (i) the Borrower’s certificate of incorporation or by-laws (or equivalent governing documents) or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

(b)        No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance by the Borrower of this Agreement.

(c)        This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(d)        The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.18 thereof, does not exceed $200,000,000.

(e)        As of the date hereof,  no Default or Event of Default has occurred and is continuing.

(f)        The Borrower is in compliance with the covenants set forth in Sections 6.16 and 6.17 of the Credit Agreement (assuming the Commitments, as hereby increased, are fully drawn).

SECTION 7.  Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent within ten Business Days after notice thereof in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of one counsel for the Administrative Agent with respect thereto.

SECTION 8.  Effectiveness.  When, and only when, the Administrative Agent shall have received (a) counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the Increasing Lender and (b) a certificate of a Financial Officer of the Borrower confirming the representation and warranty set forth in Section 6(f) hereof, this Agreement shall become effective as of the date first written above.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By: /s/ Christopher J. Zolas
Name: Christopher J. Zolas
Title: Chief Financial Officer

[Signature Page to Commitment Increase Agreement]

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

By: /s/ John N. Moffitt
John N. Moffitt
Senior Vice President

[Signature Page to Commitment Increase Agreement]

INCREASING LENDER:

Frost Bank

By: /s/ Carly Bylund
Name: Carly Bylund
Title: Assistant Vice President

[Signature Page to Commitment Increase Agreement]